TRANSPARENT VALUE TRUST

AMENDMENT TO

TRANSFER AGENCY AND SERVICES AGREEMENT

THIS AMENDMENT is made as of April 28, 2014 by and between ALPS Fund Services, Inc. (“ALPS”) and Transparent Value Trust (the “Trust”).

WHEREAS, ALPS and the Trust have entered into a Transfer Agency and Services Agreement dated April 1, 2010, as amended January 28, 2011, June 11, 2012, January 28, 2013 and January 28, 2014 (the “Agreement”);

WHEREAS, on January 22, 2014, the Board of Trustees of the Trust approved Transparent Value Directional Allocation VI Portfolio as a new series under the Trust; and

WHEREAS, in light of the foregoing, ALPS and the Trust wish to modify the provisions of the Agreement to reflect revised APPENDIX A – LIST OF PORTFOLIOS.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	APPENDIX A – LIST OF PORTFOLIOS. APPENDIX A – LIST OF PORTFOLIOS of the Agreement is replaced in its entirety with the attached APPENDIX A – LIST OF PORTFOLIOS.

2.

Remainder of the Agreement. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of this Amendment first set forth above.

ALPS FUND SERVICES, INC.		TRANSPARENT VALUE TUST
By:	/s/ Jeremy O. May	By:	/s/ Armen Arus
Name: Jeremy O. May		Name: Armen Arus
Title: President		Title: President

APPENDIX A

LIST OF PORTFOLIOS

Transparent Value Large-Cap Aggressive Fund

Transparent Value Large-Cap Core Fund

Transparent Value Large-Cap Defensive Fund

Transparent Value Dividend Fund

Transparent Value Large-Cap Growth Fund

Transparent Value Large-Cap Market Fund

Transparent Value Large-Cap Value Fund

Transparent Value Directional Allocation Fund

Transparent Value Small Cap Fund

Transparent Value Directional Allocation VI Portfolio